EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
CopSync, Inc.
Canyon Lake, Texas

We hereby consent to the incorporation by reference in the previously filed Registration Statement of CopSync, Inc. on Form S-8 (File No. 333-161882) of our report, dated April 2, 2010, appearing in this Annual Report on Form 10-K of CopSync, Inc. for the year ended December 31, 2009.

/s/ Chisholm, Bierwolf, Nilson & Morrill
Chisholm, Bierwolf, Nilson & Morrill, LLC
Bountiful, Utah
April 21, 2010